AMENDED AND RESTATED AGREEMENT
                           AND PLAN OF REORGANIZATION

                            DATED AS OF MAY 10, 1996

                                      AMONG

                        COMMUNITY CARE OF AMERICA, INC.,
                             CCA ACQUISITION I, INC.

                                       AND

                           SOUTHERN CARE CENTERS, INC.

                                     AND ITS

                                  SHAREHOLDERS









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                                TABLE OF CONTENTS
                                                                            PAGE

ARTICLE I:  MERGER............................................................2
            1.1         Merger................................................2
            1.2         Issuance of CCA Stock.................................2
            1.3         Taking of Necessary Action............................2
            1.4         Assets and Liabilities................................2
            1.5         Spin-Off Sycamore Care Center.........................2
            1.6         Georgia Facilities....................................3

ARTICLE II:  CONVERSION.......................................................3
            2.1         Conversion of Stock and Cash Conversion Amount........3
            2.2         Manner of Exchange....................................4
            2.3         Earn-Out Payment......................................4
            2.4         Closing and Post-Closing Adjustments..................5
            2.5         CCA Stock.............................................6

ARTICLE III:  THE CLOSING....................................................12
            3.1         Time and Place of Closing............................12

ARTICLE IV:  REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE
            COMPANY..........................................................12
            4.1         Organization and Standing of the Company.............12
            4.2         Subsidiaries.........................................13
            4.3         Absence of Conflicting Agreements....................13
            4.4         Consents.............................................13
            4.5         Company Shares.......................................13
            4.6         Trademarks...........................................14
            4.7         Contracts............................................14
            4.8         Financial Statements.................................15
            4.9         Material Changes.....................................16
            4.10        Licenses; Permits; Certificates of Need..............16
            4.11        Title, Condition of Personal Property................17
            4.12        Legal Proceedings....................................18
            4.13        Employees............................................18
            4.14        Collective Bargaining, Labor Contracts,
                        Employment Practices, Etc............................18
            4.15        ERISA................................................18
            4.16        Insurance and Surety Agreements......................19
            4.17        Relationships........................................19
            4.18        Absence of Certain Events............................19
            4.19        Compliance with Laws.................................20


                                       (i)

            4.20        Finders..............................................20
            4.21        Tax Returns..........................................21
            4.22        Encumbrances Created by this Agreement...............21
            4.23        Environmental Matters................................21
            4.24        Leasehold Interests; Condition of the Facilities.....23

ARTICLE V:  ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLERS
                                                                             24
            5.1         Authority............................................24
            5.2         Binding Effect.......................................24
            5.3         Absence of Conflicting Agreements....................24
            5.4         Consents.............................................25
            5.5         Ownership of Company Shares..........................25
            5.6         The Assets...........................................25

ARTICLE VI:  REPRESENTATIONS AND WARRANTIES OF BUYER.........................25
            6.1         Organization and Standing............................25
            6.2         Absence of Conflicting Agreements....................25
            6.3         Consents.............................................26
            6.4         Material Changes.....................................26
            6.5         Finders..............................................26
            6.6         Power and Authority..................................26
            6.7         Binding Agreement....................................26
            6.8         CCA Stock............................................26

ARTICLE VII:  INFORMATION AND RECORDS CONCERNING THE COMPANY.................26
            7.1         Access to Information and Records before Closing.....26

ARTICLE VIII:  OBLIGATIONS OF THE PARTIES UNTIL EFFECTIVE TIME OF
            MERGER...........................................................27
            8.1         Conduct of Business Pending Closing..................27
            8.2         Negative Covenants of the Company....................27
            8.3         Affirmative Covenants................................27
            8.4         Pursuit of Consents and Approvals....................28
            8.5         Supplementary Financial Information..................28
            8.6         Exclusivity..........................................29

ARTICLE IX:  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.....................29
            9.1         Representations and Warranties.......................29
            9.2         Performance of Covenants.............................29
            9.3         Delivery of Closing Certificate......................29
            9.4         Opinions of Counsel..................................29


                                      (ii)

            9.5         Legal Matters........................................29
            9.6         Authorization Documents..............................29
            9.7         Material Change......................................30
            9.8         Approvals............................................30
            9.9         Working Capital Certificate..........................30
            9.10        Labor Agreements.....................................30
            9.11        Real Property Consents...............................30
            9.12        Title Insurance......................................30
            9.13        Environmental Compliance.............................31
            9.14        Engineering Report...................................31
            9.15        Surveys..............................................31
            9.16        Termite Inspections..................................31
            9.17        Due Diligence........................................32
            9.18        Non-Disturbance Agreement............................32
            9.19        Sycamore Care Center.................................32
            9.20        Georgia Facilities...................................32
            9.21        St. Charles Manor Nursing Center.....................32
            9.22        Other Documents......................................32

ARTICLE X:  CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS.....................32
            10.1        Representations and Warranties.......................32
            10.2        Performance of Covenants.............................33
            10.3        Delivery of Closing Certificate......................33
            10.4        Opinion of Counsel...................................33
            10.5        Legal Matters........................................33
            10.6        Authorization Documents..............................33
            10.7        Approvals............................................33
            10.8        Georgia Facilities...................................33
            10.9        Office Furniture.....................................33
            10.10       Other Documents......................................33

ARTICLE XI:  OBLIGATIONS OF THE PARTIES AFTER CLOSING........................34
            11.1        Survival of Representations, Warranties and
                        Covenants............................................34
            11.2        Indemnification by Sellers...........................34
            11.3        Indemnification by Buyer.............................34
            11.4        Control of Defense of Indemnifiable Claims...........35
            11.5        Restrictions.........................................35
            11.6        Records..............................................36
            11.7        Audit................................................36
            11.8        Chief Operating Officer of the Company...............36
            11.9        Retention of Tradename...............................37




                                      (iii)

ARTICLE XII:  TERMINATION....................................................37
            12.1        Termination..........................................37
            12.2        Effect of Termination................................37

ARTICLE XIII:  MISCELLANEOUS.................................................37
            13.1        Costs and Expenses...................................37
            13.2        Performance..........................................37
            13.3        Benefit and Assignment...............................38
            13.4        Effect and Construction of this Agreement............38
            13.5        Cooperation - Further Assistance.....................38
            13.6        Notices..............................................38
            13.7        Waiver, Discharge, Etc...............................39
            13.8        Rights of Persons Not Parties........................39
            13.9        Governing Law........................................39
            13.10       Amendments, Supplements, Etc.........................39
            13.11       Severability.........................................39
            13.12       Joint and Several....................................40




                                      (iv)

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                                    SCHEDULES

Schedule 1.4      -           Assets and Liabilities
Schedule 4.2      -           Subsidiaries
Schedule 4.3      -           Absence of Conflicting Agreements
Schedule 4.4      -           Consents
Schedule 4.5      -           Company Shares
Schedule 4.6      -           Trademarks, Service Marks and Copyrights
Schedule 4.7      -           Contracts
Schedule 4.8      -           Financial Statements
Schedule 4.9      -           Material Changes
Schedule 4.10     -           Licenses, Permits
Schedule 4.11(a)  -           Certain Personal Property
Schedule 4.11(b)  -           Leases of Personal Property
Schedule 4.11(c)  -           Permitted Liens
Schedule 4.12     -           Legal Proceedings
Schedule 4.13     -           Employees
Schedule 4.16     -           Insurance and Surety Agreements
Schedule 4.17     -           Relationships
Schedule 4.18     -           Absence of Certain Events
Schedule 4.19     -           Compliance with Laws (Seller)
Schedule 4.23     -           Environmental Matters
Schedule 4.24     -           Title, Condition of the Facilities
Schedule 5.3      -           Absence of Conflicting Agreements
Schedule 6.3      -           Consent List of Buyer
Schedule 6.4      -           Material Changes (Buyer)



                                    EXHIBITS

Exhibit A         -           Plan of Merger
Exhibit 9.4       -           Seller's Legal Opinion
Exhibit 10.4      -           Buyer's Legal Opinion



                                       (v)

                         AMENDED AND RESTATED AGREEMENT
                           AND PLAN OF REORGANIZATION


          This Amended and Restated Agreement and Plan of Reorganization (this "Agreement") is made as of the 10th day of May, 1996, among Community Care of America, Inc., a Delaware corporation ("Buyer"), CCA Acquisition I, Inc., a Delaware corporation ("Newco"), Michael A. Himmelstein and Wallace E. Olson (collectively, the "Sellers" or "Shareholders"), and Southern Care Centers, Inc., a Georgia corporation (the "Company").

          WHEREAS, the Company, directly or through its subsidiaries, is the owner of the leasehold interests in a total of five (5) skilled nursing facilities as described on Schedule A hereto (collectively, the "Facilities" and each a "Facility");

          WHEREAS, the Shareholders are the owners of all of the capital stock of the Company as set forth on Schedule 4.5, such shares being all of the issued and outstanding shares of the Company (the "Company Shares");

          WHEREAS, Newco is a direct wholly owned subsidiary of Buyer;

          WHEREAS, the Board of Directors of Buyer, Newco, and the Company deem it advisable to merge the Company with and into Newco (the "Merger") pursuant to this Agreement and the Plan of Merger annexed as Exhibit A hereto (the "Plan of Merger") in a transaction intended to qualify under Section 368(a) of the Internal Revenue Code of 1986, as amended (the"Code");

          WHEREAS, pursuant to the Merger, all Company Shares will be converted into shares of voting common stock of Community Care of America, Inc. (the "CCA Stock") and cash; and

          WHEREAS, to effectuate the foregoing, the parties desire to adopt a plan of reorganization in accordance with the provisions of Section 368(a) of the Code; and

          WHEREAS,   the  parties   entered  into  an  Agreement   and  Plan  of
Reorganization dated March 11, 1996, and now wish to amend and restate the Agreement and Plan of Reorganization.

          NOW, THEREFORE, Sellers, Newco, Buyer, and the Company, intending to be legally bound, agree as follows:

                                ARTICLE I: MERGER

          1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time of Merger (as defined in Article III, below), the Company shall be merged with and into Newco and the separate existence of the Company shall cease.

          1.2 ISSUANCE OF CCA STOCK. Buyer agrees that following the Effective Time of Merger, it will issue CCA Stock to the extent set forth in, and in accordance with the terms of this Agreement and the Plan of Merger.

          1.3 TAKING OF NECESSARY ACTION. Prior to and after the Effective Time of Merger, subject to the provisions of this Agreement, each Seller and each of Buyer, Newco, and the Company shall take all such action as may be necessary or appropriate in order to effect the Merger and the conversion of Company Shares as contemplated hereunder. In case at any time after the Effective Time of Merger any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Newco with full legal and beneficial ownership of all assets of the Company and Sellers with full title to the CCA Stock, the parties shall take all such necessary action.

          1.4 ASSETS AND LIABILITIES. As of the Closing Date, and subject to the provisions of Section 1.5, the consolidated assets and liabilities of the Company will be substantially the same as set forth on the Company balance sheet, dated May 31, 1995, as included in the offering memorandum distributed by Premier HealthCare; provided that the long term mortgage note receivable in the approximate amount of $470,000, and the officers' loan receivable in the approximate amount of $235,000, shall have been distributed to the Shareholders prior to the Closing Date; and provided further that the $470,000 gain on the sale of the St. Charles property shall be deferred for GAAP (as defined below) purposes and will be realized by the Company subsequent to the Closing Date; further provided that the Company assets referred to in Section 1.5 below will be eliminated and the Company will own the land and improvements subject to the related debt referred to in Section 1.6 below. The assets of the Company as of the Closing Date (the "Assets") will include all of the tangible and intangible assets of the Company as presently constituted, other than inventory, supplies and other similar expendables disposed of in the ordinary course of business, but including inventory, supplies and other similar expendables acquired in the ordinary course of business. All Assets will, as of the Closing Date, be free and clear of any and all Liens other than Permitted Liens (as hereinafter defined).

          1.5 SPIN-OFF SYCAMORE CARE CENTER. Prior to Closing, the Company shall transfer and distribute to its shareholders all of the issued and outstanding stock of its subsidiary, Southern Care Centers of Texas, Inc. ("SCCT"), the principal asset of which is the leasehold interest and related assets pertaining to that certain Facility known as the Sycamore Care Center. At the Closing, Buyer or a wholly owned subsidiary of Buyer will enter into a ten (10) year management agreement with SCCT at a management fee equal to four (4%) percent of gross revenues, in the form attached hereto as Exhibit 1.5, pursuant to which Buyer or such subsidiary will manage and operate the Sycamore Care Center with the right of the lessee/operator (SCCT) to terminate the management agreement on thirty (30) days notice.

          1.6 GEORGIA FACILITIES.

          (A) Simultaneously with the Closing, the Company will purchase from the landlord thereof the land, buildings and personal property constituting those certain five (5) Facilities that are identified on Schedule A as being located in the State of Georgia (collectively, the "Georgia Facilities"). Buyer hereby expressly authorizes the Company to utilize the Deposit (as defined in Section 2.2(a), below) for the payment of earnest money deposits to the said landlords in connection with the purchase of the Georgia Facilities. It is understood, however, Closing of the Merger is specifically conditioned on closing of the purchase of the Georgia Facilities referred to herein.

          (B) Between the date hereof and the Closing Date, Buyer will consult with and assist the Company in obtaining mortgage or sale leaseback financing for the purchase of the Georgia Facilities in a principal amount of not less than Thirteen Million Eight Hundred Thousand ($13,800,000) Dollars. Buyer shall have the primary responsibility for identifying appropriate sources for such financing and for negotiating the terms thereof. Any excess proceeds of such financing, without reduction for loan origination fees, closing costs or any other expenses of $13,800,000 loan, remaining after payment of the purchase price for the Georgia Facilities shall be paid over by the Company at the Closing to the Shareholders in cash for selected leasehold improvements being acquired from Buchanan/SCC, Inc.

          (C) Simultaneously with the Closing, Newco will execute an agreement to provide accounting and auditing services and rural healthcare provider network services with Buchanan/SCC, Inc., a Georgia corporation, all of the stock which is owned by Sellers, and which operates a facility known as Countryside, as more particularly described on Schedule 1.6(c).


                             ARTICLE II: CONVERSION

          2.1 CONVERSION OF STOCK AND CASH CONVERSION AMOUNT. At the Effective Time of Merger:

          (A) the Company Shares which are issued and outstanding immediately prior to the Effective Time of Merger shall, without any action by the holder thereof, be converted into an aggregate consideration (the "Merger
Consideration") consisting of (i) cash in the amount of TWO MILLION ($2,000,000.00) DOLLARS (the "Cash Conversion Amount"), provided that the Cash Conversion Amount will be increased by Two Hundred Thousand ($200,000.00) Dollars per month from January 1, 1996, through the Closing Date (the
"Incremental Increase"), (ii) that number of shares of CCA Stock as shall be equal in value to SIX MILLION FOUR HUNDRED THOUSAND ($6,400,000.00) DOLLARS, based upon the valuation of CCA Stock as determined pursuant to Section 2.5(a), below, and (iii) a contingent right to receive additional shares of CCA Stock in accordance with Section 2.3, below; and

          (B) each share of Company common stock outstanding immediately prior to the Effective Time of Merger shall be converted into one share of common stock of the Newco.

          (C) The aggregate amount of the Incremental Increase will be payable as follows: (i) four hundred thousand ($400,000.00) dollars shall be payable five (5) days after the date of this Agreement; (ii) two hundred thousand ($200,000.00) dollars shall be payable April 1, 1996; and (iii) two hundred thousand ($200,000.00) dollars shall be payable on the Closing Date.

          2.2 MANNER OF EXCHANGE.

          (A) At the Effective Time of Merger, each holder of a certificate theretofore evidencing outstanding Company Shares, upon surrender of such certificate, shall be entitled to receive in exchange therefor (i) payment, in the form of a certified check or wire transfer, of such holder's pro rata share of the Cash Conversion Amount as hereinafter provided, and (ii) a certificate or certificates representing the number of full shares of CCA Stock for which the Company Shares theretofore represented by the certificate or certificates so surrendered shall have been exchanged as provided in this Article II. Until so surrendered, each such outstanding certificate which, prior to the Effective Time of Merger, represented Company Shares will be deemed to evidence the right to receive the cash and the number of shares of CCA Stock into which the shares of Company Shares represented thereby may be converted. Upon the surrender of such certificates, they shall be duly canceled.

          (B) Subject to and upon the terms and conditions hereof, the Plan of Merger, the General Corporation Law of the State of Delaware, the Articles of Merger, and the Business Corporation Code of the State of Georgia, at the Effective Time of Merger, the Company shall be merged with and into Newco. Each party hereto approves and agrees to the Plan of Merger and Articles of Merger and shall execute, deliver and file, or shall cause to be executed, delivered and filed, all such instruments, covenants, agreements, certificates and documents as shall be necessary to effectuate the Plan of Merger and Articles of Merger on the Closing Date (as hereinafter defined).

          2.3 EARN-OUT PAYMENT. In addition to the Merger Consideration to be received by the Shareholders at the Closing, Shareholders shall be entitled to receive, on or before March 31, 1997 (following receipt of the Company's audited financial statements for the year ended December 31, 1996), additional shares of CCA Stock as shall be equal in value to Five Hundred Thousand ($500,000.00) Dollars, based upon the valuation of CCA Stock as determined pursuant to Section 2.5(a) for every One Hundred Thousand ($100,000.00) Dollars by which the annualized Contribution Margin (as defined below) of the Company for the year ended December 31, 1996, exceeds Four Million Four Hundred Thousand ($4,400,000.00) Dollars; provided that the earn-out payable to the Shareholders hereunder shall in no event exceed Two Million ($2,000,000.00) Dollars of CCA Stock based on the valuation of Section 2.5(a). For the purposes hereof, "Contribution Margin" shall be defined as Company income before corporate overhead or management fees (including costs of the Seller's Chief Operating Officer), interest, taxes, depreciation, amortization, lease and rental expenses (other than equipment leases for Company operations), home office charges, corporate charges, charges resulting from accounting changes, expenses of this transaction (including but not limited to the Incremental Amount), or other costs not directly incurred in connection with Company operations, and exclusive of additional Medicaid reimbursement related to a change of ownership, none of which shall be taken into account for purposes of computing annualized Contribution Margin.

          2.4 CLOSING AND POST-CLOSING ADJUSTMENTS.

          (A) At the Closing, or within thirty (30) days following the Closing Date, the Company shall deliver to Buyer the balance sheet of the Company dated as of the Closing Date, certified by the Company's chief financial officer (the "Closing Date Balance Sheet"). The Merger Consideration payable to the Shareholders shall be adjusted if the Closing Date Balance Sheet discloses that the Company's current liabilities as of the Closing Date exceed or are less than the Company's current assets as of the Closing Date by more than $1,850,000. To the extent such current liabilities exceed such current assets (the "Current Liabilities Excess") by more than $1,850,000, the Merger Consideration shall be reduced on a dollar-for-dollar basis. To the extent such current liabilities exceed such current assets by less than $1,850,000 (or if current assets exceed current liabilities), the Merger Consideration shall be increased on a dollar-for-dollar basis. The parties acknowledge and agree that $450,000 of the foregoing $1,850,000 represents the result of an audit of the Facilities' aging of accounts receivable outstanding for a minimum of ninety (90) days. For the purposes hereof, current assets and current liabilities shall be determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied ("GAAP"), but without regard to accounting changes effected at or after Closing, and exclusive of adjustments for intercompany transactions resulting from the deletion of the Sycamore facility, the operating results of the Countryside facility, payment of the Incremental Increase, other accounting changes, and expenses of this transaction.

          (B) As soon as is reasonably practicable, but in any event within ninety (90) days following the Closing Date, Buyer shall complete at its expense, a review of the Company's Closing Date Balance Sheet, to verify the Company's current assets and current liabilities as of the Closing Date, and shall deliver to the Principal Shareholders its written report (the "Working Capital Report") setting forth the amount of such current assets and current liabilities. Buyer will cause the auditors to reasonably consult with the Principal Shareholders during such audit. In the event that the Working Capital Report discloses that the Current Liabilities Excess was different from the amount of the Current Liabilities Excess as indicated on the Closing Date Balance Sheet, the Merger Consideration shall be further adjusted in the same manner as set forth in Section 2.4(a), and the Buyer or the Shareholders will make prompt payment of such amount to the other. If the Shareholders dispute the amount of the reduction as set forth in the Working Capital Audit, the parties agree to utilize the following procedures with respect to the resolution of such dispute:

                    (I) Within sixty (60) days after delivery to the Shareholders of the Working Capital Report, the Shareholders may deliver to Buyer a written report (a "Shareholders' Report") prepared by an independent accounting firm selected by the Shareholders (the "Shareholders' Accountants") advising Buyer either that Shareholders' Accountants (A) agree with the Working Capital Report, or (B) deem that one or more adjustments are required. The costs and expenses of the services of the Shareholders' Accountants shall be borne by the Shareholders. If Buyer shall concur with the adjustments proposed by the Shareholders' Accountants, or if Buyer shall not object thereto in writing delivered to the Shareholders within (30) days after Buyer's receipt of a Shareholders' Report, the calculation of current assets and current liabilities (as so adjusted as provided in such Shareholders' Report) shall become final and shall not be subject to further review, challenge or adjustment absent fraud. If the Shareholders do not submit a Shareholders' Report within the 60-day period provided herein, then the Working Capital Report as submitted by Buyer shall become final and shall not be subject to further review, challenge or adjustment absent fraud.

                    (II) In the event that the Shareholders submit a Shareholders' Report and Buyer and the Shareholders' Accountants are unable to resolve the disagreements set forth in such report within thirty (30) days after the date of the Shareholders' Report, then such disagreements shall be referred to a recognized firm of independent certified public accountants (not the auditors of CCA or the Company) experienced in auditing health care companies and selected by mutual agreement of the Shareholders and Buyer (or if the parties cannot agree on such selection, then a "big six" accounting firm selected by lot) (the "Settlement Accountants"), and the determination of the Settlement Accountants shall be final and shall not be subject to further review, challenge or adjustment absent fraud. The Settlement Accountants shall use their best efforts to reach a determination not more than forty-five (45) days after such referral. The costs and expenses of the services of the Settlement Accountants shall be paid by Buyer if it is determined that there will be any adjustment to the Working Capital Report; otherwise, if there is no adjustment, such costs and expenses of the Settlement Accountants shall be paid by Shareholders.

          2.5 CCA STOCK. That portion of the merger consideration which is to be paid by means of the delivery to Sellers of CCA Stock shall be paid in accordance with the following:

          (A) THE CLOSING DATE SHARE VALUE. The number of shares of CCA Stock issuable pursuant to Sections 2.1 and 2.3 (the "Registrable Securities") shall in both cases be $11.25. The value of the CCA Stock for indemnification purposes shall be based upon a price per share of $11.25.

          (B) DEMAND REGISTRATION RIGHTS. At any time after August 15, 1996, the Shareholders will be entitled to make written demand upon Buyer for the registration of all of the Registrable Securities then held by them. As soon as is reasonably practicable following such demand, but in no event later than ninety (90) days following the date on which such demand is made, Buyer will cause to be prepared, filed and will use its best efforts to have declared effective by the Securities and Exchange Commission (the "Commission") a Shelf Registration with respect to the Registrable Securities. Buyer will be required to effect not more than two (2) such registrations in the aggregate. Notwithstanding the foregoing, (i) in the event that the holders of Registrable Securities shall have already exercised their piggyback rights under subsection
(c) of this Section 2.4, the demand rights under this subsection (b) may be exercised only after the date which is ninety (90) days following the effective date of the registration statement in respect of which such piggyback rights were exercised, and (ii) no demand rights shall be exercisable at any time during which all of the holders of Registrable Securities would be presently entitled to sell all of their Registrable Securities pursuant to Rule 144 of the Commission without any volume limitations.

          (C) PIGGYBACK REGISTRATION RIGHTS. If the Buyer shall at any time propose to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act") for any sales of securities of the Buyer on behalf of the Buyer or otherwise, the Buyer shall give to the holders of Registrable Securities written notice of such registration no later than thirty
(30) days before its filing with the Commission; PROVIDED, that registrations relating solely to securities to be issued by the Buyer in connection with any acquisition, employee stock option or employee stock purchase or savings plan on Form S-4 or S-8 (or successor Forms) under the Securities Act shall not be subject to this Section 2.4(c). If the holders of Registrable Securities so request within fifteen (15) days, and the Shareholders consent to such request, the Buyer shall include any or all of the Registrable Securities then issued in any such registration. However, the Buyer shall not be obligated to include any portion (or all) of such Registrable Securities to the extent any underwriter or underwriters of such securities being otherwise registered by the Buyer shall determine in good faith that the inclusion of such portion (or all) of such Registrable Securities (or any portion thereof) would jeopardize the successful sale of such other securities proposed to be sold by such underwriter or underwriters; PROVIDED, HOWEVER, that if such offering includes securities being offered by resale by other stockholders of the Buyer, then the Registrable Securities may be eliminated from such offering only to the extent that the securities being offered by such other stockholders also are eliminated on a PARI PASSU basis, except for any preferential rights held by Equity Linked Investors I and Equity Linked Investors II. No piggyback registration rights shall be exercisable at any time during which all of the holders of Registrable Securities would be presently entitled to sell all of their Registrable
Securities   pursuant  to  Rule  144  of  the  Commission   without  any  volume
limitations. The terms of this Section 2.5(c) shall not apply to the Buyer's current S-1 Registration Statement which was filed with the Commission on February 16, 1996.

          (D) REGISTRATION EXPENSES. Buyer shall bear all reasonable expenses related to such registration. Such costs and expenses shall include, without limitation, the fees and expenses of counsel for Buyer and of its accountants, all other costs, fees and expenses of Buyer incident to the preparation, printing, registration and filing under the Securities Act of the registration statement and all amendments and supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of CCA Stock and the costs and expenses (including fees and disbursements of counsel) incurred in connection with the qualification of CCA Stock under the Blue Sky laws of various jurisdictions. Buyer, however, shall not be required to pay underwriter's or brokerage discounts, commissions or expenses, or to pay any costs and expenses in excess in the aggregate of $20,000 for Blue Sky qualifications of CCA Stock, or to pay any costs or expenses arising out of any Seller's failure to comply with its obligations under this Section 2.4.

          (E) RESALE LIMITATIONS. Sellers hereby covenant with Buyer that sales by them of CCA Stock shall not in the aggregate, during any 30-day period, exceed 75,000 shares of CCA Stock issued under this Agreement.

          (F) REGISTRATION PROCEDURES, ETC. In connection with the registration rights granted to Sellers with respect to the CCA Stock as provided in this
Section 2.4, Buyer covenants and agrees as follows:

                    (I) Buyer will promptly notify Sellers at any time when a prospectus relating to a registration statement covering Sellers' shares under this Section 2.4 is required to be delivered under the Securities Act, of the happening of any event known to Buyer as a
          result  of  which  the  prospectus   included  in  such   registration
          statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                    (II) Buyer shall furnish Sellers with such number of prospectuses as shall reasonably be requested, and Sellers agree to comply with the prospectus delivery requirements of the Securities Act in connection with any sale of CCA Stock by them.

                    (III) Buyer shall take all necessary action which may be required in qualifying or registering CCA Stock included in a registration statement for offering and sale under the securities or Blue Sky laws of such states as reasonably are requested by Sellers, provided that Buyer shall not be obligated to qualify as a foreign corporation or dealer to do business under the laws of any such jurisdiction.

                    (IV) The information included or incorporated by reference in the registration statement filed pursuant to this Section 2.4 will not, at the time any such registration statement becomes effective, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein as necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or necessary to correct any statement in any earlier filing of such registration statement or any amendments thereto. The registration statement will comply in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Buyer shall indemnify Sellers of CCA Stock sold in accordance with the provisions of this Section 2.4 pursuant to the registration statement, their successors and assigns, and each person, if any, who controls such Sellers within the meaning of Sec.15 of the Securities Act or Sec.20(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), against all loss, claim, damage expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement executed by Buyer or based upon written information furnished by Buyer filed in any jurisdiction in order to qualify CCA Stock under the securities laws thereof or filed with the Commission, any state securities commission or agency, NASDAQ, NYSE or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to Buyer by any Seller expressly for use in such registration statement, any amendment or supplement thereto or any application, as the case may be. If any action is brought against Sellers or any controlling person of Sellers in respect of which indemnity may be sought against Buyer pursuant to this subsection 2.4(f)(iv), Sellers or such controlling person shall within thirty (30) days after the receipt thereby of a summons or complaint, notify Buyer in writing of the institution of such action and Buyer shall assume the defense of such actions, including the employment and payment of reasonable fees and expenses of counsel. Any Seller or any such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Seller or such controlling person unless (A) the employment of such counsel shall have been authorized in writing by Buyer in connection with the defense of such action, or (B) Buyer shall not have employed counsel to have charge of the defense of such action, or
          (C) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to Buyer (in which case, Buyer shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys for Sellers and/or such controlling person shall be borne by Buyer and such law firm shall be reasonably acceptable to Buyer. Except as expressly provided in the previous sentence, in the event that Sellers assume control of the defense of any such action or claim, Buyer shall not thereafter be liable to Sellers or such controlling person in investigating, preparing or defending any such action or claim. Buyer agrees promptly to notify Sellers of the commencement of any litigation or proceedings against Buyer or any of its officers, directors or controlling persons in connection with the resale of CCA Stock or in connection with such registration statement. If the indemnification provided for in this
          Section 2.4(f)(iv) is held by a court of competent jurisdiction to be unavailable to a Seller or any controlling person of such Seller with respect to any loss, liability, claim, damage or expense referred to herein, then Buyer, in lieu of indemnifying such Seller or any controlling person of such Seller hereunder, shall contribute to the amount paid or payable by such Seller or any controlling person of such Seller hereunder, as a result of such loss, liability, claim, damage, expense or liability in such proportion as is appropriate to reflect the relative fault of Buyer on the one hand and of the Seller or any controlling person of such Seller on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage, expense, or liability, as well as any other relevant equitable considerations. The relative fault of Buyer and of such Seller or any controlling person of such Seller shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by Buyer or by the Seller or any controlling person of such Seller and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                    (V) Each Seller of CCA Stock to be sold pursuant to a registration statement, and his or its successors and assigns, shall severally, and not jointly, indemnify Buyer, its officers and directors and each person, if any, who controls Buyer within the meaning of Sec.15 of the Securities Act or Sec.20(a) of the Exchange Act against all loss, claim, damage, or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising from information that was furnished by or on behalf of such Seller, or his or its successors or assigns and which was included in the selling shareholders provisions in such registration statement.

          (G) NOTICE OF SALE. If they desire to transfer all or any portion of CCA Stock, the Sellers will deliver written notice to Buyer, describing in reasonable detail their intention to effect the transfer and the manner of the proposed transfer. If the transfer is to be pursuant to an effective registration statement as provided herein, Sellers will sell the CCA Stock in compliance with the disclosure therein and discontinue any offers and sales thereunder upon written notice from Buyer that the registration statement relating to the CCA Stock being transferred is not "current" until Buyer gives further notice that offers and sales may be recommenced. In the event of any such notice from Buyer, Buyer agrees to file expeditiously such amendments to the registration statement as may be necessary to bring it current during the period specified in Section 2.4(f) and to give prompt notice to Sellers when the registration statement has again become current. Subject to the resale limitations set forth in Section 2.4(e) hereof, if Sellers, at their own cost and expense, deliver to Buyer an opinion of counsel reasonably acceptable to Buyer and its counsel and to the effect that the proposed transfer of CCA Stock may be made without registration under the Securities Act and all applicable state securities laws, Sellers will be entitled to transfer CCA Stock in accordance with the terms of the notice and opinion of their counsel.

           (H) FURNISH INFORMATION. It shall be a condition precedent to the obligations of Buyer to take any action pursuant to this Section 2.4 that Sellers shall furnish to CCA such information regarding themselves, the CCA Stock held by them, and the intended method of disposition of such securities as shall be necessary or appropriate to effect the registration of their CCA Stock. In that connection, each Seller shall be required to represent to Buyer that all such information which is given is both complete and accurate in all material respects and such Seller shall deliver to Buyer a statement in writing from the beneficial owners of such securities of the bona fide intention to sell, transfer or otherwise dispose of such securities. Each Seller will, severally, promptly notify Buyer at any time when a prospectus relating to a registration statement covering such Seller's shares under this Section 2.4 is required to be delivered under the Securities Act, of the happening of any event known to such Seller as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the statements as then existing.

          (I) INVESTMENT REPRESENTATIONS. All shares of CCA Stock to be issued hereunder will be newly issued shares of Buyer. Sellers represent and warrant to Buyer that the CCA Stock being issued hereunder is being acquired, and will be acquired, by Sellers for investment for their own accounts and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act or the applicable state securities law; such Sellers acknowledge that the CCA Stock constitutes restricted securities under Rule 144 promulgated by the Commission pursuant to the Securities Act, and may have to be held indefinitely, and Sellers agree that no shares of CCA Stock may be sold, transferred, assigned, pledged or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration under the Securities Act, the rules and regulations thereunder, and under all applicable state securities laws. Sellers have the knowledge and experience in financial and business matters, are capable of evaluating the merits and risks of the investment, and are able to bear the economic risk of such investment. Sellers have been provided with such materials as are generally provided to shareholders of Buyer and have had the opportunity to make inquiries of and obtain from representatives and employees of Buyer such other information about Buyer as they deem necessary in connection with such investment.

          (J) LEGEND. It is understood that the certificates evidencing the CCA Stock shall bear a legend substantially as follows:

                              THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN

                              OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

          (K) As long as the Shareholders, or either of them, hold at least twenty (20%) percent of the CCA Stock issued to them at Closing, the Shareholders shall be entitled to receive notice of and have the right to attend all meetings of CCA's Board of Directors.


                            ARTICLE III: THE CLOSING

          3.1 TIME AND PLACE OF CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Buyer's counsel in New York, NY, on May 1, 1996, or at such other time and place upon which the parties may agree, provided that, for accounting purposes only, the Closing shall be deemed effective as of 12:01 a.m., May 1, 1996. The date on which the Closing is held is hereinafter called the "Closing Date." Subject to the conditions set forth herein, at the Closing (a) Sellers shall deliver for cancellation all of the stock certificates representing the Company Shares, duly endorsed, or accompanied by one or more stock powers duly endorsed, and (b) Buyer, as agent for the Company, shall deliver to Sellers (x) stock certificates issued in the name of Sellers representing that number of shares of CCA Stock into which the Company Shares are to be converted as of the Effective Time of Merger pursuant to Section 2.1(a) hereof and (y) the cash portion of the Cash Conversion Amount payable as of the Effective Time of Merger in accordance with
Section 2.2(a) hereof.

          3.2 FILINGS AT CLOSING. On the Closing Date, Buyer shall cause the Plan of Merger or such other certificates, instruments and documents as shall be required to be filed in order to effect the Merger in accordance with the Delaware General Corporation Law. Company shall cause the Articles of Merger to be filed in accordance with the Official Code of Georgia Annotated. Each of Buyer, the Company, Newco and Sellers shall take any and all lawful actions and use their respective best efforts to cause the Merger to become effective as of the Closing Date (or as promptly thereafter as possible). If, notwithstanding the foregoing, the Effective Time of Merger shall not occur on the Closing Date, the parties will hold all Transaction Documents (as hereinafter defined), other than those necessary to effect the Merger, in a mutually escrow arrangement pending such Effective Time of Merger.

          3.3 EFFECTIVE TIME. The Merger shall become effective at the time the Plan of Merger or such other certificate, instruments and documents as shall be required by the Georgia Secretary of State is made effective under the laws of the State of Georgia (the "Effective Time of Merger").


          ARTICLE IV: REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE
                                     COMPANY

          Each Seller and the Company hereby represent and warrant to Buyer as follows:

          4.1 ORGANIZATION AND STANDING OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of

Georgia. Copies of the Articles of Incorporation and By-Laws of the Company, and all amendments thereof to date, have been delivered to Buyer and are complete and correct. The Company has the power and authority to own the property and assets now owned by it and to conduct the business presently being conducted by it and to execute and deliver this Agreement and each Transaction Document (as such term is hereinafter defined) and to carry out the transactions contemplated hereby and thereby.

          4.2 SUBSIDIARIES. Except as described on Schedule 4.2, the Company has no equity interest or investment in any other corporation, limited liability company, partnership, joint venture or other entity or association.

          4.3 ABSENCE OF CONFLICTING AGREEMENTS. Except as disclosed on Schedule 4.3, the execution and delivery of this Agreement, including all Schedules and Exhibits hereto, and of the other agreements, instruments, documents and certificates required or contemplated hereby ("Transaction Documents") by the Company, and the performance by the Company of the transactions contemplated hereby and thereby, does not conflict with, or constitute a breach of or a default under (i) the Articles of Incorporation or By-Laws of the Company; or
(ii) any applicable law, rule, judgment, order, writ, injunction, or decree of any court; or (iii) any applicable rule or regulation of any administrative agency or other governmental authority; or (iv) any material agreement, indenture, contract or instrument to which the Company is now a party or by which any of the assets of the Company is bound. The execution, delivery and performance of this Agreement and each Transaction Document and the performance of each of the transactions contemplated hereby and thereby has been authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company. This Agreement is, and when executed and delivered, each Transaction Document executed by the Company will be, legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.

          4.4 CONSENTS. Except as disclosed on Schedule 4.4, no authorization, consent, approval, license, exemption by, or filing or registration with, any court, governmental or quasi-governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (Federal, state or local), is or will be necessary in connection with the execution, delivery and performance of this Agreement or of any of the Transaction Documents by the Company.

          4.5 COMPANY SHARES. Schedule 4.5 sets forth a complete list and description of the authorized capital shares of the Company, the number of shares issued and outstanding of each class or series of such shares, and the identity of each shareholder of the Company, in each case indicating the class and number of shares held. All of such shares shown as issued and outstanding are duly authorized, validly issued, fully paid and non-assessable. None of such shares are held in the treasury of the Company. The Sellers are the record and beneficial owners of all of such shares free and clear of any and all liens, claims, security interests, mortgages, pledges, charges, rights of setoff, restraints on transfers and encumbrances of any kind or nature whatsoever ("Liens"). On the Closing Date, there will be no preemptive, participation or rights of refusal to purchase or otherwise acquire capital shares of the Company pursuant to any provision of law or the Articles of Incorporation or By-laws of the Company or by agreement or otherwise. On the Closing Date, there shall not be outstanding any warrants, options, or other rights to subscribe for or purchase from the Company or any Seller any capital shares of the Company, nor shall there be outstanding any securities convertible into or exchangeable for such shares.

          4.6 TRADEMARKS. Schedule 4.6 sets forth a complete and accurate list of all registered trademarks, service marks, copyrights, and other items of intellectual property that are owned, possessed or used by the Company, and any applications for any of the same. There are no claims or proceedings pending or, to the knowledge of Sellers and the Company, overtly threatened against the Company asserting that the use of any of the aforementioned properties or rights infringes the rights of any other person, and, to the knowledge of the Sellers and the Company, the Company is not infringing on the intellectual property rights of any other person.

          4.7 CONTRACTS. Schedule 4.7 sets forth a complete and correct list of all agreements, contracts and commitments (whether or not in writing) of the following types to which the Company is a party or by which the Company or any of the Company's assets are bound and as to which the Company has any outstanding obligations as of the date hereof (the "Contracts"):

          (A) each contract or agreement for the employment or retention of, or collective bargaining, severance or termination agreement with, any director, officer, employee, consultant, agent or group of employees of the Company and each non-competition, confidentiality or similar agreement with any such person or persons;

          (B) each profit sharing, thrift, bonus, incentive, deferred compensation, shares option, shares purchase, severance pay, pension, retirement, hospitalization, insurance or other similar plan, agreement or arrangement;

          (C) each agreement, option or arrangement for the sale of any of the Company's assets, properties or rights outside the ordinary course of business (by sale of assets, sale of shares, merger or otherwise);

          (D) each contract which contains any provisions requiring the Company to indemnify or act for any other person or entity or to guaranty or act as surety for any other person or entity;

          (E) each agreement restricting the Company from conducting any type of business anywhere in the world for any period of time or restricting its use or disclosure of any confidential or proprietary information;

          (F) each partnership, joint venture or management contract or similar arrangement or agreement which involves a right to share profits or future payments with respect to the Company's business or any portion thereof or the business of any other person or entity;

          (G)  each  licensing,   distributor,   dealer,  franchise,   sales  or
manufacturer's representative, agency or other similar contract, arrangement or commitment which involves consideration of more than $15,000;

          (H) each contract under which the Company performs patient services;

          (I) each lease, license, sublease, sublicense, contract, agreement, restrictive covenant, easement, obligation or arrangement with respect to the ownership, use or occupancy of any real property or any interest therein or option therefor;

          (J) each lease, license, sublease, sublicense, contract, agreement or arrangement with respect to the use or ownership of any tangible personal property used by the Company in connection with the operation of its business; and

          (K) any other agreement which involves consideration of more than $15,000.

          Except as set forth on Schedule 4.7, each of the Contracts was entered into and requires performance in the ordinary course of business, is valid, binding and enforceable in accordance with its terms, and is in full force and effect. Except as set forth on Schedule 4.7, the Company is not in default under any Contract and there has not been asserted, either by or against the Company under any Contract, any written notice of default, set-off or claim of default. To the best knowledge of Sellers and the Company, the parties to the Contracts other than the Company are not in default of any of their respective obligations under the Contracts, and there has not occurred any event which with the passage of time or the giving of notice (or both) would constitute a default or breach under any Contract. All amounts payable by the Company under the Contracts are, and will at the Closing Date, be on a current basis. The Company has delivered to Buyer complete and correct copies of each of the written Contracts and written descriptions, in reasonable detail, of each oral Contract.

          4.8 FINANCIAL STATEMENTS.

          (A) The unaudited balance sheet (the "Balance Sheet") of the Company as of December 31, 1995 (the "Balance Sheet Date"), and the related statements of operations and accumulated deficit and statements of cash flows for the six-month period then ended, certified by the Chief Financial Officer of the Company, previously delivered to Buyer by the Company, present fairly in all material respects the financial condition and results of operations of the Company at and for the periods therein specified and were prepared in accordance with generally accepted accounting principles applied on a consistent basis. Such statements of operation do not contain any items of special or nonrecurring income or expense or any other income not earned or expense not incurred in the ordinary course of business except as expressly specified therein.

          (B) The audited balance sheet of the Company as of June 30, 1995, and the related statement of operations and accumulated deficit and statement of cash flows for the year then ended, previously delivered by the Company to Buyer, present fairly in all material respects the financial condition and results of operations of the Company at and for the period therein specified and were prepared in accordance with generally accepted accounting principles applied on a consistent basis. Such statements of operation do not contain any items of special or nonrecurring income or expense or any other income not earned or expense not incurred in the ordinary course of business except as expressly specified therein.

          (C) Except as set forth on Schedule 4.8(c) or as expressly set forth on the Balance Sheet, at the Balance Sheet Date the Company had no material liabilities or obligations (whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any guarantees of any of any obligations of any other person or entity) of any kind or nature, whether or not of a nature which was or is required by generally accepted accounting principles to be reflected in a corporate balance sheet and/or the notes thereto.

          4.9 MATERIAL CHANGES. Since the Balance Sheet Date there has not been any material adverse change in the condition (financial or otherwise) of the assets, properties or operations of the Company, whether or not covered by insurance or other indemnity, and during such period of time the Company has and from the date of this Agreement through the Closing, will have, conducted its business only in the ordinary and normal course, and made no payments or distributions to any Seller other than wages paid in the ordinary and normal course of business, except as otherwise expressly permitted by this Agreement.

          4.10 LICENSES; PERMITS; CERTIFICATES OF NEED. Schedule 4.10 sets forth a description of (a) all licenses and other governmental, quasi-governmental or other regulatory permits, authorizations or approvals of the Company that are now in effect; (b) all final Certificates of Need issued with respect to the Facilities that are now in effect; and (c) each other license, permit, or other authorization that is necessary for the operation of the Facility (collectively, the "Licenses"), and the Licenses constitute all of the governmental, quasi-governmental and regulatory licenses, permits, authorization and approvals necessary, appropriate or useful to the operation of the Company's business as it is operated on the date hereof. Schedule 4.10 also sets forth a description of each accreditation of the Facilities, copies of which the Company has delivered to Buyer. The Company has delivered to Buyer copies of all of the Licenses. The Company or the individuals listed on Schedule 4.10 (to the extent set forth on said Schedule) own, possess or otherwise have the exclusive legal right to use the Licenses, free and clear of all Liens. Neither the Company nor any such individual is in material default under any such License, and the Company has not received any notice of any default or any other claim or proceeding relating to any such License. No shareholder, director or officer, employee or former employee of the Company (or any of their respective affiliates), or any person, firm or corporation other than the Company and the licensing person, entity or authority, owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part in any of the Licenses, other than Licenses necessary for such individuals to practice their own professions.

          4.11 TITLE, CONDITION OF PERSONAL PROPERTY.

          (A) Except as disclosed on Schedule 4.11(a), the Company has good and indefeasible title to, or valid and subsisting leasehold interests in, all of the personal property located at or used in connection with the operation of its business, subject to no Liens whatsoever other than Permitted Liens (as defined below). No other person has any right to the use or possession of any of such property which is owned and no currently effective financing statement with respect to any such personal property has been filed under the Uniform Commercial Code in any jurisdiction, and the Company has not signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement except for the Permitted Liens. All of such personal property comprising equipment, improvements, furniture and other tangible personal property in use at the Company, whether owned or leased, is in good operating condition and repair, subject to normal wear and tear, and is sufficient to enable the Company to operate its business in a manner consistent with its operation during the immediately preceding twelve (12) months.

          (B) "Permitted Liens" shall mean

                    (I) carriers', warehouseman's, mechanic's, materialmen's, repairmen's or other like liens arising in the ordinary course of business which are (i) not overdue for a period of more than 30 days unless being contested in good faith and by appropriate proceedings, provided that if such contest shall continue for more than 30 days, the amount thereof shall be bonded or properly reserved against at the end of such 30-day period, (ii) not subject to any foreclosure or attachment proceeding, and (iii) do not exceed in any single instance, $15,000 or in the aggregate, $75,000;

                    (II) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature, in each case incurred in the ordinary course of business, and if in an amount greater than $15,000 in any single instance, or if in the aggregate greater than $75,000, as disclosed to Buyer on Schedule 4.11(b);

                    (III) rights of lessees under leases set forth on Schedule 4.7;

                    (IV)  pledges  or  deposits  in  connection  with  workman's
          compensation,   unemployment  insurance,  and  other  social  security
          legislation; and

                    (V) liens described on Schedule 4.11(b).

          4.12 LEGAL PROCEEDINGS. Other than as set forth on Schedule 4.12, there are no claims, actions, suits, proceedings, arbitrations or investigations, either administrative or judicial, pending, or, to the knowledge of the Sellers and the Company, overtly threatened against or affecting the Company or the Company's ability to consummate the transactions contemplated hereby, at law or in equity or otherwise, before or by any court, governmental or quasi-governmental agency or body, domestic or foreign, or before an arbitrator of any kind.

          4.13 EMPLOYEES. Schedule 4.13 contains a complete and correct list of the name, position, and current rate of compensation and any other compensation arrangements or fringe benefits, of (i) each officer, management level employee, and employee earning gross compensation in excess of a rate of $50,000 per year, of the Company, and (ii) each consultant or agent of the Company. Except as set forth on Schedule 4.7, the Company does not have any pension, profit sharing, or welfare benefit plan applicable to any of its employees. Except as described on
Schedule 4.13, (i) no such employee, consultant or agent has any vested or unvested retirement benefits or other termination benefits, and (ii) the Company has no liability for any accrued and unpaid employee benefits (including accrued vacation and sick days) for which adequate reserves are not reflected on the Company's Balance Sheet. Schedule 4.13 also sets forth a description of each Company guideline or policy (whether or not enforceable) applicable generally to employees such as with respect to vacations, sick days, terminations and the like.

          4.14 COLLECTIVE  BARGAINING,  LABOR CONTRACTS,  EMPLOYMENT  PRACTICES,
ETC.

          (A) During the two years prior to the Closing Date, there has been no material adverse change in the relationship between the Company and its employees, nor any strike or material labor disturbance by any of such employees and, to the knowledge of the Sellers and the Company, there is no indication that such a change, strike or labor disturbance is likely. Company employees are not represented by any labor union or similar organization, and the Sellers and the Company have no reason to believe that there are pending or threatened any activities, the purpose of which is to achieve such representation, of all or some of the Company's employees. Except as set forth on Schedules 4.7 and 4.13, the Company does not have collective bargaining or other labor contracts, employment contracts, pension, profit-sharing, retirement, insurance, bonus, deferred compensation or other employee benefit plans, agreements or arrangements with respect to any of its employees. The Company is in material compliance with the requirements prescribed by all Federal, state and local statutes, orders and governmental rules and regulations applicable to any of the employee benefit plans, agreements and arrangements identified on Schedule 4.7 and Schedule 4.13, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          4.15 ERISA. The Company does not maintain or make contributions to and has not at any time in the past maintained or made contributions to, any employee benefit plan which is covered by or subject to ERISA, including, without limitation, any minimum funding standards. The Company does not maintain or make contributions to, and has not at any time in the past maintained or made contributions to, any multi-employer plan subject to the terms of the Multi-employer Pension Plan Amendment Act of 1980 (the "Multi-employer Act").

          4.16 INSURANCE AND SURETY AGREEMENTS. Schedule 4.16 contains a true and correct list of: (a) all policies of fire, liability and other forms of insurance held or owned by the Company (including but not limited to professional liability insurance, and any state sponsored plan or program for worker's compensation); and (b) all bonds, indemnity agreements and other agreements of suretyship made for or held by the Company, including a brief description of the character of the bond or agreement and the name of the surety or indemnifying party. Schedule 4.16 sets forth for each such insurance policy the name of the insurer, the amount of coverage, the type of insurance, the policy number, the annual premium and a brief description of the nature of insurance included under each such policy and of any claims made thereunder during the past two (2) years. Such policies are owned by and payable solely to the Company, and said policies or renewals or replacements thereof will be outstanding and duly in force at the Closing Date. All insurance policies listed on Schedule 4.16 are in full force and effect, all premiums due on or before the Closing Date have been or will be paid on or before the Closing Date, the Company has not been advised by any of its insurance carriers of an intention to terminate or modify any such policies other than under circumstances where the Company has received a commitment for a satisfactory replacement policy, nor has the Company failed to comply with any of the material conditions contained in any such policies.

          4.17 RELATIONSHIPS. Except as disclosed on Schedule 4.17 hereto, no Seller and no partner or affiliate of any Seller has, or at any time within the last two (2) years has had, an ownership interest in any business (corporate or otherwise) that is a party to, or in any property that is the subject of, any business relationship or arrangement of any kind relating to the operation of the Company by which the Company will be bound, or upon which the Company will rely, after the Closing.

          4.18 ABSENCE OF CERTAIN EVENTS. Except as set forth on Schedule 4.18, since the Balance Sheet Date, the Company has not, and from the date of this Agreement through the Closing Date, the Company will not have:

          (A) sold, assigned or transferred any of its assets or properties, except in immaterial amounts in the ordinary course of business and consistent with past practice;

          (B) mortgaged, pledged or subjected to any Lien, other than a Permitted Lien, any of the Company's assets;

          (C) made or suffered any amendment or termination of any material contract, commitment, instrument or agreement other than in the ordinary course of business and consistent with past practice and as disclosed to Buyer on
Schedule 4.7;

          (D) except in the ordinary course of business and consistent with past practice, or otherwise to the extent necessary to comply with any applicable minimum wage law, increased the salaries or other compensation of any of its employees, agents or consultants or made any increase in, or any additions to, other benefits to which any of such employees, agents or consultants may be entitled;

          (E)  failed  to  pay  or  discharge   when  due  any   liabilities  or
obligations, the failure to pay or discharge which has caused or may cause any material damage or give rise to the risk of a material loss to the Company;

          (F) changed any of the accounting principles followed by it or the methods of applying such principles;

          (G) declared or paid or set aside or reserved any amounts for payment of any dividend or other distribution in respect of its securities, or redeemed or repurchased or agreed to redeem or repurchase any of its securities;

          (H) failed to collect, withhold and/or pay to any proper governmental agency or authority, any federal, state or local income, franchise, sales, use, withholding or similar tax required by applicable law to be so collected, withheld and/or paid;

          (I) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to it or its property or received any threat thereof which could have or has had a materially adverse effect on the condition (financial or otherwise) properties, assets, liabilities, operations, business or prospects of the Company; or

          (J) entered into any material transaction other than in the ordinary course of business.

          4.19 COMPLIANCE WITH LAWS. Except for notices of non-compliance set forth on Schedule 4.19 and as to which the Company has taken corrective action acceptable to the applicable governmental agency, the Company has not, within the period of twenty-four months preceding the date of this Agreement, received any written notice that it failed to comply in any material respect with any applicable Federal, state, local or other governmental laws or ordinances, or any applicable order, rule or regulation of any Federal, state, local or other governmental or quasi-governmental agency having jurisdiction over it ("Governmental Requirements"). Sellers shall report to Buyer, within five (5) business days after receipt thereof, any written notices that the Company is not in compliance in any material respect with any of the foregoing. The Company and Sellers have no reason to believe that the Company is not in compliance with all Governmental Requirements applicable to it and its operations, employees and properties.

          4.20 FINDERS. No broker or finder other than Premier HealthCare and its affiliates has acted for Sellers or the Company in connection with the transactions contemplated by this Agreement, and no other broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, understandings or arrangements with any Seller or the Company.

          4.21 TAX RETURNS. (a) Except as set forth in SCHEDULE 4.21(A), (i) all Tax (as defined below) returns, statements, reports and forms required to be filed with any Governmental Authority on or before the Closing Date by or on behalf of the Company or any Subsidiary (collectively, the "RETURNS"), have been or will be filed on or before the Closing Date in accordance with all applicable Government Requirements (and no extensions shall have been taken), and true and complete copies of all Returns with respect to income or sales or use for any period during the three-year period ending on the date hereof have been delivered to Buyer; (ii) as of the time of filing, the Returns correctly reflected or will correctly reflect the facts regarding the income, business, assets, operations, activities and status of the Company and the Subsidiaries and any other information required to be shown therein; and (iii) the Company and the Subsidiaries have timely paid all Taxes required to be paid by the Company or any of the Subsidiaries.

          (B) "TAX" (including, with correlative meaning, the terms "TAXES" and "TAXABLE") means any net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any Governmental Authority.

          4.22 ENCUMBRANCES CREATED BY THIS AGREEMENT. The execution and delivery of this Agreement and the Transaction Documents, does not, and the consummation of the transactions contemplated hereby and thereby will not, create any liens or other encumbrances on any of the Company's assets in favor of any third parties.

          4.23 ENVIRONMENTAL MATTERS.

          (A) At any time during the Company's leasing of the Facilities and, to the Sellers' and the Company's knowledge, prior to the Company's leasing thereof:

                    (I) Such  Facilities  have not been used for the disposal of any industrial refuse or waste, including but not limited to potentially infectious waste, blood-contaminated materials, or other wastes generated in the course of patient treatment (collectively "Medical Waste"), or for the processing, manufacture, storage, handling, treatment or disposal of any hazardous or toxic substance, material or waste, other than in the ordinary course of its business and in substantial compliance with applicable Governmental Requirements;

                    (II) Except as set forth in Schedule 4.23(a)(ii), no asbestos- containing materials have been used or disposed of at such Facilities or used in the construction of such Facilities;

                    (III)  No  machinery,   equipment  or  fixtures   containing
          polychlorinated biphenyls ("PCBs") are located at such Facilities.

                    (IV) Except as set forth in Schedule 4.23(a)(iv), no storage tanks for gasoline, petroleum, or any other substance have been located at such Facilities;

                    (V) No Hazardous Substances (as defined below) have been located at such Facilities, which Hazardous Substances, if found at such Facilities, would subject the owner or occupant of such Facilities to damages, penalties, liabilities or an obligation to remove such Hazardous Substances or materials under any applicable Governmental Requirements; and

                    (VI) Within the period of two (2) years preceding the date of this Agreement, no written notice from any governmental body has been served upon the Company except for notices of violations as to which the Company has taken corrective action acceptable to the applicable governmental agency and as set forth in Schedule 4.23(a)(vi), claiming any material violation of any Federal, state or local law, regulation or ordinance concerning the generation, handling, storage, or disposal of Medical Waste, or the environmental state, condition, or quality of such Facilities, or requiring or calling attention to the need for any work, repairs, or demolition, on or in connection with the Facilities in order to comply with any Governmental Requirements concerning the environmental or healthful state, condition or quality of such Facilities.

          (B) Schedule 4.23 lists all reports of health care and environmental agencies received by the Company during the last two (2) years from any supervisory governmental authority with respect to the operations of the Facilities. The Company has delivered copies of each such report to Buyer.

          (C) The Company is in material compliance with all applicable environmental and related laws, ordinances and governmental rules and regulations applicable to it and the Facilities, including, but not limited to, the Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act, the Federal Toxic Substances Control Act, as amended, and all other Federal, state and local laws, regulations and ordinances with respect to the protection of the environment (collectively, "Environmental Laws"). The foregoing representation and warranty applies to all aspects of the operation of the Facilities including, but not limited to, the use, handling, treatment, storage, transportation and disposal of any hazardous, toxic or infectious waste, material or substance (including Medical Waste or any other Hazardous Substances).

          (D) The term "Hazardous Substance" as used in this Agreement shall include, without limitation, gasoline, oil and other petroleum products, and related and similar materials, and any other substance or material defined as a hazardous, toxic or polluting substance or material by any federal, state or local law, ordinance, rule or regulation.

          4.24 LEASEHOLD INTERESTS; CONDITION OF THE FACILITIES.

          (A) Annexed hereto as Exhibit 4.24(a) are true and complete copies of each of the lease agreements pursuant to which the Company is operating the Facilities. The Company's leasehold interests in the Facilities, and the fee simple interests of the respective landlords in the Facilities, are free and clear of all liens, claims, charges, easements, encumbrances and title exceptions of any kind whatsoever except for Real Estate Permitted Liens (as defined below).

          (B) Except as set forth on Schedule 4.24(b), there are no leases or other agreements of the Company as sub-lessor, granting to any third party the right to use or occupy the Facilities (except the rights of the patients of the Facilities) and no person (other than the landlords identified in such leases) has any ownership interest or option or right of first refusal (which has not been waived) to acquire any ownership interest in the Facilities or any building or improvements thereon;

          (C)  No  written   notices  of  violation  have  been  issued  by  any
governmental authority and remain in effect which prohibit the existing use of the structures presently comprising the Facilities;

          (D) To the knowledge of the Company, there is no plan, study or effort by any governmental authority or agency which would in any material way affect the present use or zoning of the Facilities or any part thereof. To the knowledge of Sellers and the Company, there are no assessments or proposed assessments and there is no existing, proposed or contemplated plan to widen, modify or realign any street or highway or any existing, proposed or contemplated eminent domain proceedings that would in any material way affect the Facilities;

          (E) The buildings and other improvements comprising the Facilities and all of their systems, including without limitation, the heating, ventilating and air conditioning systems, and the plumbing, electrical, mechanical and drainage systems, and roofs are in good operating condition, repair and working order, normal wear and tear excepted;

          (F) No assessment for public improvements has been made against the Facilities that remains unpaid, except that, as to any assessments payable in installments, the Company shall not be required to pay any installments not yet due at the time of the Closing. All public improvements ordered, commenced or completed with respect to any Facilities prior to the date of this Agreement shall be paid for in full by the Company prior to the Closing;

          (G) All public utilities required for the operation of the Facilities either enter the property through adjoining public streets, or if they pass through adjoining private land do so in accordance with valid easements. The Facilities are adjacent to or has access to an abutting street;

          (H) There are no easements traversing or contiguous to the Facilities which interfere in any material respect with the use and operation of the Facilities which are not disclosed on any schedule hereto or shown on the surveys referred to in Section 9.16 hereof; and

          (I) Each of the Facilities complies with all applicable zoning regulations, and the Company has not received any written notice of material noncompliance from any governmental authority regarding any of the improvements constructed at any of the Facilities or the use or occupancy thereof which remains uncured.

          (J) "Real Estate Permitted Liens" shall mean

                    (I) Permitted Liens;

                    (II) easements, rights-of-way, restrictions and other encumbrances which, in the aggregate, are not substantial in amount, and which do not in any case materially interfere with the ordinary conduct of the business of the Company;

                    (III) rights of patients of the Facilities to use and occupy the Facilities; and

                    (IV) matters which an accurate survey or inspection of the premises would disclose.


             ARTICLE V: ADDITIONAL REPRESENTATIONS AND WARRANTIES OF
                                     SELLERS

          Each Seller hereby represents and warrants to Buyer as follows:

          5.1 AUTHORITY. Each Seller has the full legal power and authority to make, execute, deliver and perform this Agreement and the Transaction Documents to which he or its is or shall be a party. Such execution, delivery, performance and consummation have been duly authorized by all necessary action, corporate or otherwise, on the part of such Seller, and any necessary consents of holders of indebtedness of such Seller have been obtained.

          5.2 BINDING EFFECT. This Agreement and all Transaction Documents to which such Seller is a party constitute the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with their respective terms.

          5.3 ABSENCE OF CONFLICTING AGREEMENTS. Except as disclosed on Schedule 5.3, the execution and delivery by each Seller of this Agreement and each Transaction Document to which such Seller is or shall be a party, and the performance by such Seller of the transactions contemplated hereby and thereby does not conflict with, or constitute a breach of or a default under (i) if such Seller is a corporation, its Articles of Incorporation or By-Laws, or if such Seller is an entity other than a corporation, its organizational and governance documents, (ii) any law, rule, judgment, order, writ, injunction, or decree of any court applicable to such Seller, or (iii) any rule or regulation of any administrative agency or other governmental or quasi-governmental authority applicable to such Seller, or (iv) any agreement, indenture, contract or instrument to which such Seller is now a party or by which any of the assets of such Seller is bound.

          5.4 CONSENTS. No authorization, consent, approval, license, exemption by, filing or registration with any court, governmental or quasi-governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary in connection with the execution, delivery and performance by any Seller of this Agreement or any of the Transaction Documents or any of the transactions contemplated hereby or thereby.

          5.5 OWNERSHIP OF COMPANY SHARES. Each Seller is the lawful record and beneficial owner of all of the Company Shares shown as owned by such Seller in
Schedule 4.5, with good and marketable title thereto, free and clear of all Liens. Such Seller has the full legal power to transfer and deliver such Company Shares in accordance with this Agreement, and upon the transfer of such shares to Buyer as contemplated by this Agreement, each Seller shall have conveyed good and marketable title thereto, free and clear of all Liens. The Company Shares indicated on Schedule 4.5 as being owned by Sellers constitute all of the issued and outstanding capital stock of the Company.

          5.6 THE ASSETS. As of the Closing, the Assets will constitute all of those necessary and useful to operate the Company as it is currently operated and intended to be operated by Buyer after the Closing, and shall be free and clear of any and all Liens other than Permitted Liens.


               ARTICLE VI: REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer and Newco each represents and warrants to the Company and Sellers as follows:

          6.1 ORGANIZATION AND STANDING. Each of Buyer and Newco, respectively, is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Copies of Buyer's and of Newco's Articles of Incorporation and By-Laws, and all amendments thereof to date, have been delivered to the Company, and are complete and correct. Each of Buyer and Newco has the power and authority to own the property and assets now owned by it and to conduct its business presently conducted by it.

          6.2 ABSENCE OF CONFLICTING AGREEMENTS. Neither the execution or delivery of this Agreement, including Buyer's and Newco's Schedules and Exhibits hereto, or any of the Transaction Documents by Buyer or Newco, nor the performance by Buyer or Newco of the transactions contemplated hereby and thereby, conflicts with, or constitutes a breach of or a default under (i) the Certificate of Incorporation or By-Laws of Buyer or Newco; or (ii) any applicable law, rule, judgment, order, writ, injunction, or decree of any court, currently in effect; or (iii) any applicable rule or regulation of any administrative agency or other governmental authority currently in effect; or (iv) any material agreement, indenture, contract or instrument to which Buyer or Newco is now a party or by which any of the assets of Buyer or Newco is bound. The execution, delivery and performance of this Agreement and each Transaction Document and the performance of each of the transactions contemplated hereby or thereby has been authorized by all necessary corporate action of the Company and of Newco.

          6.3 CONSENTS. Except as set forth in Schedule 6.3 no authorization, consent, approval, license, exemption by, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents by Buyer or Newco.

          6.4 MATERIAL CHANGES. Except as noted on Schedule 6.4, between December 31, 1995 and the date of this Agreement, there has not been any material adverse change in the condition (financial or otherwise) of the assets, properties or operations of Buyer, whether or not covered by insurance, and during such period of time Buyer has and from the date of this Agreement through the Closing, will have, conducted its business only in the ordinary and normal course.

          6.5 FINDERS. Buyer has not dealt with any broker or finder other than Premier HealthCare and its affiliates in connection with the transactions contemplated by this Agreement, and no broker or finder is entitled to any broker's or finder's fee or other commission in respect thereof based in any way on agreements, understandings or arrangements with Buyer.

          6.6 POWER AND AUTHORITY. Each of Buyer and Newco has the corporate power and authority to execute, deliver and perform this Agreement, and as of the Closing, each of Buyer and Newco will have the corporate power and authority to execute and deliver the Transaction Documents required to be delivered by it to the Company at the Closing.

          6.7 BINDING AGREEMENT. This Agreement has been duly executed and delivered by each of Buyer and Newco. This Agreement is, and when executed and delivered by each of Buyer and Newco at the Closing, each of the Transaction Documents executed by Buyer or Newco, as the case may be, will be, the legal, valid and binding obligation of Buyer or Newco, as the case may be, enforceable against it in accordance with their respective terms.

          6.8 CCA STOCK. The CCA Stock, when issued to the Shareholders at Closing, will be validly issued and subject to no claims, liens or encumbrances.


           ARTICLE VII: INFORMATION AND RECORDS CONCERNING THE COMPANY

          7.1 ACCESS TO INFORMATION AND RECORDS BEFORE CLOSING. Prior to the Closing Date, Buyer may make, or cause to be made, such investigation of the Company's financial and legal condition as Buyer deems necessary or advisable to familiarize itself with the Company and/or matters relating to its history or operation. The Company shall permit Buyer and its authorized representatives (including legal counsel and accountants), to have full access to the Company's books and records upon reasonable notice and during normal business hours, and the Company will furnish, or cause to be furnished, to Buyer such financial and operating data and other information and copies of documents with respect to the Company's products, services, operations and assets as Buyer shall from time to time reasonably request. The documents to which Buyer shall have access shall include, but shall not be limited to, the Company's tax returns and related work papers since its inception and the Company shall make, or cause to be made, extracts thereof as Buyer or its representatives may request from time to time to enable Buyer and its representatives to investigate the affairs of the Company and the accuracy of the representations and warranties made in this Agreement. The Company shall cause its accountants to cooperate with Buyer and to disclose the results of audits relating to the Company and to produce the working papers relating thereto.


        ARTICLE VIII: OBLIGATIONS OF THE PARTIES UNTIL EFFECTIVE TIME OF
                                     MERGER

          8.1 CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Effective Time of Merger, the Company shall maintain its existence and shall conduct its business in the ordinary course of business consistent with past practice.

          8.2 NEGATIVE COVENANTS OF THE COMPANY. Without the prior written approval of Buyer, which approval shall not be unreasonably withheld, the Company shall not, between the date hereof and the Effective Time of Merger:

          (A) cause or permit to occur any of the events or occurrences described in Section 4.18 (Absence of Certain Events) of this Agreement, or which otherwise would have been inconsistent with any of the representations or warranties of the Company under this Agreement had the same occurred prior to the date hereof; or

          (B) dissolve, merge or enter into a share exchange with or into any other entity; or

          (C)  enter  into  any  contract  or  agreement,   or  negotiations  in
connection  with  any  union  or  other  collective  bargaining   representative
representing any employees at the Company; or

          (D) make any change to its by-laws or articles of incorporation.

          8.3 AFFIRMATIVE COVENANTS. Between the date hereof and the Closing, the Company shall:

          (A) maintain the physical assets of the Company in substantially the state of repair, order and condition as on the date hereof, reasonable wear and tear or loss by casualty excepted;

          (B) maintain in full force and effect all Licenses currently in effect with respect to the Company unless such License is no longer necessary for the operation of the Company;

          (C) maintain in full force and effect the insurance policies and binders currently in effect with respect to the Company, or the replacements thereof, including without limitation those listed on Schedule 4.16;

          (D) utilize their reasonable efforts to preserve intact the present business organization of the Company; keep available the services of the Company's present employees and agents; and maintain the Company's relations and goodwill with suppliers, employees, and any others having business relating to the Company;

          (E) maintain all of the books and records relating to the Company in accordance with its past practices;

          (F) comply in all material respects with all provisions of the Contracts listed in Schedule 4.17, and with any other material agreements into which the Company has entered in the ordinary course of business since the date of this Agreement, and comply in all material respects with the provisions of all material laws, rules and regulations applicable to the Company's business;

          (G) cause to be paid when due, all taxes, assessments and charges or levies imposed upon the Company or on any of its properties or which it is required to withhold and pay over; and

          (H) promptly advise Buyer in writing of the threat or commencement against the Company of any claim, action, suit or proceeding, arbitration or investigation that would materially adversely affect the operations, properties, assets or prospects of the Company.

          8.4 PURSUIT OF CONSENTS AND APPROVALS. Prior to the Closing, Buyer shall use its reasonable efforts to obtain all consents and approvals of governmental agencies and all other parties necessary for the lawful consummation of the transactions contemplated hereby and the lawful use of the Company's Assets by Buyer ("Required Approvals"). Sellers and the Company shall cooperate with and use their reasonable efforts to assist Buyer in obtaining all such approvals.

          8.5 SUPPLEMENTARY FINANCIAL INFORMATION. Within twenty-five (25) days after the end of each calendar month between the date of this Agreement and the Closing Date, the Company shall provide, or cause to be provided, to Buyer unaudited financial statements (including at a minimum, income statements and a balance sheet) for the calendar month then most recently ended, which statements shall present fairly, in all material respects, the results of the operations of the Company at such date and for the period covered thereby, all in accordance with generally accepted accounting principles applied on a consistent basis.

          8.6 EXCLUSIVITY. Until the earlier of Closing or the termination of this Agreement pursuant to Section 12.1, neither the Company nor the Sellers, nor any of their respective affiliates, shall engage in any discussions or negotiations directly or indirectly with any other party in respect of the sale of the Company Shares or of substantially all of the assets of the Company, or in respect of any merger, consolidation, or other reorganization of the Company.


             ARTICLE IX: CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

          Buyer's obligation to consummate the purchase of the Company Shares is subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any one or more of which may be waived by Buyer in writing. Upon failure of any of the following conditions, Buyer may terminate this Agreement prior to Closing pursuant to and in accordance with Article XII herein.

          9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Sellers in Articles IV and V shall be true and correct in all material respects at and as of the Closing Date, as though such representations and warranties were made at and as of such time except to the extent affected by the transactions herein contemplated.

          9.2 PERFORMANCE OF COVENANTS. Each Seller and the Company shall have performed or complied in all material respects with their respective agreements and covenants required by this Agreement to be performed or complied with by it and him prior to or at the Closing.

          9.3 DELIVERY OF CLOSING CERTIFICATE. Each Seller and the Company (by its President), shall have executed and delivered to Buyer a certificate, dated the Closing Date, upon which Buyer may rely, certifying that the conditions contemplated by Sections 9.1 and 9.2 applicable to it or him have been satisfied.

          9.4 OPINIONS OF COUNSEL. Sellers shall have delivered to Buyer an opinion, dated the Closing Date, of their counsel, in the form of Exhibit 9.4.

          9.5 LEGAL MATTERS. No preliminary or permanent injunction or other order (including a temporary restraining order) of any governmental authority which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect.

          9.6 AUTHORIZATION DOCUMENTS. Buyer shall have received a certificate of the Secretary or other officer of the Company certifying a copy of resolutions adopted by its Board of Directors and unanimously approved by Sellers (as its sole shareholders) authorizing the Company's execution, delivery and full performance of this Agreement and the Transaction

Documents (including, without limitation, the Plan of Merger) and the transactions contemplated hereby and thereby. Buyer also shall have received a certificate of the Secretary or other officer certifying as to the incumbency of the Company's officers.

          9.7 MATERIAL CHANGE. Since the date of this Agreement there shall not have been any material adverse change in the condition (financial or otherwise) of the assets, properties or operations of the Company except as allowed, permitted or provided in this Agreement.

          9.8 APPROVALS.

          (A) The consent or approval of all persons necessary for the consummation of the transactions contemplated hereby shall have been granted, including without limitation, the Required Approvals;

          (B) None of the foregoing consents or approvals (i) shall have been conditioned upon the modification, cancellation or termination of any material lease, contract, commitment, agreement, license, easement, right or other authorization with respect to the Company, other than as disclosed or approved hereunder, or (ii) shall impose on Buyer any material condition or provision or requirement with respect to the Company or its operations that is more restrictive than or different from the conditions imposed upon such operations prior to Closing.

          9.9 WORKING CAPITAL CERTIFICATE. The Company shall have delivered the certificate of its Chief Financial Officer as required pursuant to Section 2.3 hereof.

          9.10 LABOR AGREEMENTS. The Company shall not have entered into any contract or agreement, or negotiations in connection with any union or other collective bargaining representative representing (or seeking to represent) any employees of the Company.

          9.11 REAL  PROPERTY  CONSENTS.  Without  limiting  the  generality  of
Section 9.8(b), each of the landlords, if any, with whom the Company has a real property lease as of the Closing Date shall have consented to the Merger. Buyer shall have received written notice from Sellers by the Closing Date, identifying those real property leases and Consents which were included on Schedule 4.7(b) and as to which any necessary consent to assignment has not been received from the landlord as of such date. As to each of the remaining real property leases on Schedule 4.7(b) that require landlord's consent for assignment as of the Closing Date, Buyer shall have received such consent in writing from the applicable landlord.

          9.12 TITLE INSURANCE. Buyer shall have obtained, at its expense, at normal rates, a title commitment from a reputable title insurance company selected by Buyer (the "Title Company") for an owner's title policy, insuring the Company's interest in the Facilities and insuring that the title to each Facility shall be good and marketable and free and clear of all liens, assessments, restrictions, encumbrances, easements, leases, tenancies, claims or rights of use or possession and other title objections (including any lien or future claim from materials or labor supplied for improvement of such property) ("Real Estate Liens"), except for Real Estate Permitted Liens and the standard exceptions normally contained in the lessee's leasehold title policy and schedules thereto provided, however, that at the request of Buyer the Company shall provide such affidavits to the Title Company or take such other actions that would enable the Title Company to remove any of such standard exceptions. Buyer may obtain prior to the Closing any survey (or engineering study), at Buyer's expense, but if such survey (or study) discloses any material discrepancy or exception to title not included within the restrictions permitted hereunder, including those matters listed as Permitted Liens, Buyer may consider such a breach of representation and warranty under Section 4.24, above.

          9.13 ENVIRONMENTAL COMPLIANCE. Buyer shall have received, at its own expense, a written report in form and substance reasonably acceptable to Buyer and Buyer's lenders, from a qualified geotechnical or engineering firm of Buyer's choice, concerning the presence of Hazardous Substances, asbestos or asbestos-containing products, radon and/or ureaformaldehyde insulation on or in the Facilities. Such report shall disclose at a minimum: (1) the results of a review of prior uses of the Facilities disclosed by local public records; (2) contacts with local officials to determine whether any records exist with respect to the disposal of Hazardous Substances at the Facilities; (3) if deemed necessary by such engineering or geotechnical firm, or by Buyer, soil samples and groundwater samples consistent with good engineering practice; and (4) evaluation of the surrounding areas for sensitive environmental receptors, such as drinking water wells or aquifers, hospitals and schools.

          In the event that such report states that any Hazardous Substance exists at the Facilities or that the Facilities are not otherwise in material compliance with applicable environmental laws or regulations, Buyer may consider such a breach of representation and warranty under Section 9.1, above.

          9.14 ENGINEERING REPORT. Buyer shall have received, at its own expense, an engineering survey and report in form and substance reasonably satisfactory to Buyer and Buyer's lenders, from a qualified engineering or other firm of Buyer's choice concerning a full and complete inspection of the Facilities, the physical soundness and structural integrity of the buildings, and the condition (including freedom from material defect) of the heating, air conditioning, plumbing and electrical systems, the appliances of or in the buildings, and other material components.

          In the event that such report states that a material problem exists, Buyer may consider such a breach of representation and warranty under Section 9.1, above, subject to the proviso therein.

          9.15 SURVEYS. Buyer shall have received, at Buyer's expense, satisfactory surveys of the Facilities, prepared by surveyors licensed in the respective states where the Facilities are located and approved by Buyer and Buyer's lenders.

          9.16 TERMITE INSPECTIONS. Buyer shall have received, at Buyer's expense, reports from qualified inspectors approved by Buyer and Buyer's lenders with respect to any termite, wood boring insect or other pest infestation at the Facilities, and/or resultant damage that has not been corrected in all material respects.

          In the event that such report states that a material problem exists, Buyer may consider such a breach of representation and warranty under Section 9.1, above, subject to the provisions therein.

          9.17 DUE DILIGENCE. Buyer shall have completed to its satisfaction its due diligence investigation and review of the Company and its assets and businesses, provided that this condition shall be deemed to be fully satisfied unless Buyer gives written notice to Sellers of its election to terminate this Agreement.

          9.18 NON-DISTURBANCE AGREEMENT. Any Facility lender associated with mortgage obligations in respect of any of the Facilities shall have entered into a Non-Disturbance Agreement with Buyer providing that so long as Buyer is not in default under any lease thereof, such Facility lender shall recognize the rights of the Buyer under such lease.

          9.19 SYCAMORE CARE CENTER. The Company shall have completed the spin-off of the Sycamore Care Center in accordance with Section 1.5 hereof.

          9.20 GEORGIA FACILITIES. The Company shall have completed the purchase and financing of the Georgia Facilities in accordance with Section 1.6 hereof and on terms satisfactory to Buyer.

          9.21 ST. CHARLES MANOR NURSING CENTER. Sellers shall have obtained the consent of the landlord (which consent shall not be required if unreasonably withheld by landlord) and, if applicable, its mortgagee to the assignment of Luling/SSC, Inc.'s interest as lessee of the St. Charles Manor Nursing Center in Luling, Louisiana, pursuant to that certain lease dated December 15, 1994.

          9.22 OTHER DOCUMENTS. The Company and each Seller shall have furnished Buyer with all other documents, certificates and other instruments required to be furnished to Buyer by the Company or such Seller pursuant to the terms hereof.


             ARTICLE X: CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS

          Sellers' obligation to consummate the sale of the Company Shares is subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

          10.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer and Newco in this Agreement shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made at and as of such time, except to the extent affected by the transactions herein contemplated.

          10.2 PERFORMANCE OF COVENANTS. Buyer and Newco each shall have performed or complied in all material respects with each of its agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

          10.3 DELIVERY OF CLOSING CERTIFICATE. Buyer shall have delivered to Sellers a certificate of an officer of Buyer dated the Closing Date upon which Sellers can rely, certifying that the statements made in Sections 10.1 and 10.2 are true, correct and complete as of the Closing Date.

          10.4 OPINION OF COUNSEL. Buyer shall have delivered to Sellers an opinion, dated the Closing Date, of Blass & Driggs, Esqs., counsel for Buyer, in the form of Exhibit 10.4

          10.5 LEGAL MATTERS. No preliminary or permanent injunction or other order (including a temporary restraining order) of any governmental authority which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect.

          10.6 AUTHORIZATION DOCUMENTS. Sellers shall have received a certificate of the Secretary or other officer of each of Buyer and Newco, as the case may be, certifying a copy of resolutions of the Board of Directors of Buyer or Newco, as the case may be, authorizing Buyer's or Newco's (as the case may
be) execution, deliver and full performance of this Agreement and the Transaction Documents (including, without limitation, the Plan of Merger) and the transactions contemplated hereby and thereby, and the incumbency of the officers of Buyer or Newco, as the case may be.

          10.7 APPROVALS. The Required Approvals shall have been granted.

          10.8 GEORGIA FACILITIES. Buyer shall have successfully arranged mortgage or sale leaseback financing for the Company's purchase of the Georgia Facilities in accordance with Section 1.6 hereof.

          10.9 OFFICE FURNITURE. The Shareholders will be given the option to purchase office furniture utilized by the Company in its current office at its depreciated book value, if, after the Closing, such office is closed.

          10.10 OTHER DOCUMENTS. Buyer shall have furnished Sellers with all documents, certificates and other instruments required to be furnished to Sellers by Buyer pursuant to the terms hereof.

              ARTICLE XI: OBLIGATIONS OF THE PARTIES AFTER CLOSING

          11.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties, covenants and agreements made by each Seller (including those made with respect to the Company) and Buyer (including those made with respect to Newco) in this Agreement or in any Schedule, certificate, document or list delivered by any such party pursuant hereto shall survive the Closing and the Effective Time of Merger. The representations, warranties and covenants of the Company and Newco shall cease and terminate at the Effective Time of Merger. Notwithstanding any investigation conducted before or after the Closing or the decision of any party to consummate the Closing, each party hereto shall be entitled to rely and is hereby declared to have reasonably relied upon the representations and warranties of the other party.

          11.2 INDEMNIFICATION BY SELLERS. Each Seller and, unless the Closing shall occur, the Company shall indemnify and defend Buyer and hold it harmless against and with respect to any and all damage, loss, liability, deficiency, cost and expense (including, without limitation, reasonable attorney's fees and expenses) (all of the foregoing hereinafter collectively referred to as "Loss") resulting from:

          (A) any inaccuracy in any representation, or any breach of any warranty, made by any Seller or the Company in this Agreement or any Transaction Document; or

          (B) the breach of any covenant or undertaking by any Seller or the Company contained in this Agreement or any Transaction Document; or

          (C) any liability of the Company to the Medicare or Medicaid programs, or to any other third party payor, for excess reimbursement received by the Company prior to the Effective Time of Merger; or

          (D) the investigation, defense or (to the extent consented to by the indemnifying party) settlement of any of the foregoing or the enforcement of this indemnity obligation.

          11.3 INDEMNIFICATION BY BUYER. Buyer shall indemnify and defend Sellers and hold them harmless against and with respect to any and all Loss resulting from:

          (A) any inaccuracy in any representation, or breach of any warranty, made in this Agreement or any Transaction Document; or

          (B) the breach of any covenant or undertaking by Buyer contained in this Agreement or any Transaction Document; or

          (C) the investigation, defense or (to the extent consented to by the indemnifying party) settlement of any of the foregoing or the enforcement of this indemnity obligation; or

          (D) any liability which may arise after the Closing Date under the sublease for the Countryside facility or the lease for the St. Charles Manor Nursing Center; or

          (E) any liability of Sellers under that certain $500,000 line of credit with Southtrust Bank for periods following the Closing; or

          (F) any liabilities related to vending machines presently in service at the Facilities; or (G) any liability of Sellers for presently leased vehicles.

          11.4 CONTROL OF DEFENSE OF INDEMNIFIABLE CLAIMS. A party seeking indemnification under Section 11.2 or 11.3, shall give the other party prompt written notice of the claim for which it seeks indemnification and the other party shall have thirty (30) days following such notice to cure any alleged default. Failure of the party seeking indemnification to give such prompt notice shall not relieve the other party of its indemnification obligation, PROVIDED that such indemnification obligation shall be reduced by any damages suffered by such other party resulting from a failure to give prompt notice hereunder. The party receiving the aforementioned notice shall be entitled to participate in the defense of such claim. If at any time the party receiving such notice acknowledges in writing that the claim is fully indemnifiable under this Agreement, it shall have the right to assume total control of the defense of such claim at its own expense. If the party receiving such notice does not assume total control of the defense of any such claim, the other party agrees not to settle such claim without the written consent of the party receiving notice, which consent shall not be unreasonably withheld, delayed or conditioned. Nothing contained in this Section 11.4 shall prevent either party from assuming total control of the defense and/or settling any claim against it for which indemnification is not sought under this Agreement.

          11.5 RESTRICTIONS.

          (A) From and after the Closing Date, no Seller shall disclose, directly or indirectly, to any person outside of Buyer's employ without the express authorization of Buyer, any pricing strategies or records of the Company, any proprietary data or trade secrets owned by the Company or any financial or other information about the Company not then in the public domain; PROVIDED, HOWEVER, that Sellers shall be permitted to make such disclosures as may be required by law or by a court or governmental authority.

          (B) For a period of five (5) years after the Closing Date, no Seller shall engage or participate in any effort or act to induce any of the suppliers, associates, employees or independent contractors of the Company to cease doing business, or their association or employment, with the Company.

          (C) For a period of five (5) years after the Closing Date, the Sellers shall not, directly or indirectly, for or on behalf of itself or any other person, firm, entity or other enterprise, engage in or act as a consultant for, be a partner in, have a proprietary interest in, or loan money to any person, enterprise, partnership, association, corporation, joint venture or other entity which is directly or indirectly in the business of owning, operating or managing any entity of any type, licensed or unlicensed, which is engaged in or provides nursing home care, assisted living care, senior housing, home health care, adult day care, primary care clinic services, or medical transportation services anywhere within a twenty-five (25) mile radius of any Facility; provided, however, that the foregoing shall not prohibit Sellers' ownership of not more than 2% of the issued shares of any company whose common stock is listed for trading on any national securities or on the NASDAQ National Market System.

          (D) Sellers acknowledge that the restrictions contained in this Paragraph 11.5 are reasonable and necessary to protect the legitimate business interests of Buyer and that any violation thereof by any of them would result in irreparable harm to Buyer. Accordingly, Sellers agree that upon the violation by any of them of any of the restrictions contained in this Section 11.5, Buyer shall be entitled, without the necessity of posting any bond or security, to obtain from any court of competent jurisdiction a preliminary and permanent injunction as well as any other relief provided at law or equity, under this Agreement or otherwise. In the event any of the foregoing restrictions are adjudged unreasonable in any proceeding, then the parties agree that the period of time or the scope of such restrictions (or both) shall be adjusted in such a manner or for such a time (or both) as is adjudged to be reasonable.

          Notwithstanding the foregoing, for purposes of this Section 11.5, any advertisement prepared for and disseminated to the public in general, which advertises the services of the Company not otherwise in violation of this
Section 11.5 or advertises the need for services to be supplied to the Company, shall not be deemed to be an inducement or solicitation with respect to any such suppliers or independent contractors.

          11.6 RECORDS. On the Closing Date, the Sellers shall deliver, or cause to be delivered, to Buyer all records and files not then in Buyer's possession relating to the operation of the Company.

          11.7 AUDIT. Following Closing, Sellers will cooperate and provide such information as may be necessary in connection with an audit of the Company's financial statement for the period beginning January 1, 1995 and ending on the Closing Date. Buyer shall bear the cost of such audit.

          11.8 CHIEF OPERATING OFFICER OF THE COMPANY. After the Closing, and until the earnout is determined, the Company will retain its current Chief Operating Officer as an employee of the Company at a salary, benefits and responsibility level no less than the current status.

          11.9 RETENTION OF TRADENAME. Sellers will be able to retain the tradename "Southern Care Centers."


                            ARTICLE XII: TERMINATION

          12.1 TERMINATION. This Agreement may be terminated at any time at or prior to the Closing by:

          (A) Buyer, if any condition precedent to Buyer's obligations hereunder set forth in Article IX hereof has not been satisfied by the Closing Date, in which case Buyer shall be entitled to the return of the Deposit;

          (B) Sellers, if any condition precedent to Seller's obligations hereunder set forth in Article X hereof has not been satisfied by the Closing Date, in which case Sellers shall be entitled to retain the Deposit if Sellers are otherwise ready, willing and able to close and all of the conditions precedent to Buyer's obligations to close shall have been satisfied;

          (C) the mutual consent of Buyer and Sellers; or

          (D) Buyer or Sellers, if the Closing Date shall not have occurred within one hundred twenty (120) days following the date hereof (other than due to the breach of any party hereto), in which case Buyer shall be entitled to the return of the Deposit.

          12.2 EFFECT OF TERMINATION. Except as provided above with respect to the Deposit, if a party terminates this Agreement because one of its conditions precedent has not been fulfilled, or if this Agreement is terminated by mutual consent, this Agreement shall become null and void without any liability of any party to the other.


                           ARTICLE XIII: MISCELLANEOUS

          13.1 COSTS AND EXPENSES. Except as expressly otherwise provided in this Agreement, each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, the Company shall not be charged with any Seller's or the Company's attorneys' fees and disbursements or other closing costs in connection with this Agreement, the Option to Purchase and the transactions thereunder, each of which shall be borne and paid for by the Sellers.

          13.2 PERFORMANCE. In the event of a breach by any party of its obligations hereunder, the other party shall have the right, in addition to any other remedies which may be available, to obtain specific performance of the terms of this Agreement, and the breaching party hereby waives the defense that there may be an adequate remedy at law. Should any party default in its performance, or other remedy, the prevailing party shall be entitled to its reasonable attorneys' fees.

          13.3 BENEFIT AND ASSIGNMENT. This Agreement binds and inures to the benefit of each party hereto and its successors and proper assigns. Buyer may not assign its interest under this Agreement to any other person or entity without the prior written consent of Sellers; provided, however, that Buyer may assign its rights, duties and obligations hereunder to one or more subsidiaries or affiliates of Buyer.

          13.4 EFFECT AND CONSTRUCTION OF THIS AGREEMENT. This Agreement and the Exhibits, Schedules, and other agreements referenced herein, hereto embody the entire agreement and understanding of the parties and supersede any and all prior agreements, arrangements and understandings relating to matters provided for herein. The captions used herein are for convenience only and shall not control or affect the meaning or construction of the provisions of this Agreement. This Agreement may be executed in one or more counterparts, and all such counterparts shall constitute one and the same instrument.

          13.5 COOPERATION - FURTHER ASSISTANCE. From time to time, as and when reasonably requested by any party hereto after the Closing, the other parties will (at the expense of the requesting party) execute and deliver, or cause to be executed and delivered, all such documents, instruments and consents and will use reasonable efforts to take all such action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

          13.6 NOTICES. All notices and demands required or permitted hereunder shall be in writing and shall be deemed to be properly given or made when personally delivered to the party or parties entitled to receive the notice or when sent by certified or registered mail, postage prepaid, properly addressed to the party or parties entitled to receive such notice at the address stated below:

If to any Seller
or the Company:              Southern Care Centers, Inc.
                             Five Concourse Parkway, Suite 2420
                             Atlanta, GA 30328
                             Attention: Michael Himmelstein

Copy to:                     Arnall Golden & Gregory
                             2800 One Atlantic Center
                             1201 West Peachtree Street
                             Atlanta, GA 30309-3450
                             Attention: Marc L.  Peterzell, Esq.

If to Buyer:                 Community Care of America, Inc.
                             3050 North Horseshoe Drive, Suite 260
                             Naples, FL 33942

                             Attention:  William J. Krystopowicz
Copy to:                     Blass & Driggs
                             461 Fifth Avenue
                             New York, NY 10017
                             Attention:  Michael S. Blass, Esq.

Such  addresses may be changed by providing  written  notice as provided in this
Section 13.6.

          13.7 WAIVER, DISCHARGE, ETC. This Agreement shall not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing executed by or on behalf of each of the parties hereto by their duly authorized officer or representative. The failure of any party to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

          13.8 RIGHTS OF PERSONS NOT PARTIES. Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and proper assigns of the parties hereto.

          13.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, disregarding any contrary rules relating to the choice or conflict of laws.

          13.10 AMENDMENTS, SUPPLEMENTS, ETC. At any time before or after the execution and delivery of this Agreement by the parties hereto, this Agreement may be amended or supplemented by additional agreements, articles or certificates, as may be mutually determined by the parties to be necessary, appropriate or desirable to further the purposes of this Agreement, to clarify the intention of the parties, or to add to or to modify the covenants, terms or conditions hereof or thereof. The parties hereto shall make such technical changes to this Agreement, not inconsistent with the purposes hereof, as may be required to effect or facilitate any governmental approval or acceptance of this Agreement or to effect or facilitate any filing or recording required for the consummation of any portion of the transactions contemplated hereby. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

          13.11 SEVERABILITY. Any provision, or distinguishable portion of any provision, of this Agreement which is determined in any judicial or administrative proceeding to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intention of the parties that if any provision of Section 11.5 shall be determined to be overly broad in any respect, then it should be enforceable to the maximum extent permissible under the law. To the extent permitted by applicable law, the parties waive any provision of law which renders a provision hereof prohibited or unenforceable in any respect.

          13.12 JOINT AND SEVERAL. Except as expressly set forth herein, each of the representations, warranties and covenants of Sellers under this Agreement shall be joint and several.





                       [SIGNATURES ON THE FOLLOWING PAGE]



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


          IN WITNESS WHEREOF, each of the parties hereto and in the capacity indicated below has executed this Agreement as of the day and year first above written.

                                    SELLERS:

                                        /S/ MICHAEL A. HIMMELSTEIN
                                       -------------------------------------
                                           Michael A.  Himmelstein, individually


                                        /S/ WALLACE E. OLSON
                                       -------------------------------------
                                            Wallace E.  Olson, individually



                                    COMPANY:
                                    SOUTHERN CARE CENTERS, INC.


                                    By:/S/ WALLACE E. OLSON
                                       -------------------------------------
                                           Wallace E. Olson


                                    BUYER:
                                    COMMUNITY CARE OF AMERICA, INC.



                                    By:/S/ WILLIAM J. KRYSTOPOWICZ
                                       -------------------------------------
                                           William J. Krystopowicz,
                                           Executive Vice President


                                    NEWCO:
                                    CCA ACQUISITION I, INC.



                                    By:/S/ WILLIAM J. KRYSTOPOWICZ
                                       -------------------------------------
                                           William J. Krystopowicz,
                                           Executive Vice President


                                       41